UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported)
September 29, 2017

ADTALEM GLOBAL EDUCATION INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-13988	36-3150143
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3005 Highland Parkway Downers Grove, Illinois	60515
(Address of principal executive offices)	(Zip Code)
(630) 515-7700
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On October 3, 2017, Adtalem Global Education Inc. (f/k/a DeVry Education Group Inc., hereafter, "Adtalem") entered into a letter agreement with Michael W. Malafronte and International Value Advisers, LLC (the "letter Agreement"), relating to the Support Agreement previously entered into on June 29, 2016 by and among Adtalem, International Value Advisers, LLC and affiliated parties listed therein (collectively, "IVA"), and Michael W. Malafronte, in his individual capacity and as a member of IVA (the "Support Agreement").  In particular, the Support Agreement provides that Mr. Malafronte's resignation from the board of directors (the "Board") of Adtalem shall become effective in the event IVA and IVA Affiliates (as defined in the Support Agreement) collectively cease to beneficially own or have other ownership interest in aggregate Net Long Positions (as defined under the Support Agreement) of at least 10% of the outstanding shares of Adtalem common stock (the "10% Ownership Requirement").  Pursuant to the Letter Agreement, Adtalem has agreed that, notwithstanding the fact that IVA no longer meets the 10% Ownership Requirement, Mr. Malafronte shall be nominated to serve and, subject to shareholder election, shall remain a member of the board of directors for the term ending with the 2018 annual meeting of shareholders.

The foregoing description of certain terms contained in the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Letter Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective September 29, 2017, each of Christopher B. Begley and Fernando Ruiz notified Adtalem Global Education Inc. ("Adtalem") that he does not intend to stand for re-election to the Adtalem board of directors (the "Board") upon expiration of his current term effective at Adtalem's annual meeting of stockholders scheduled for November 8, 2017.
The Board does not plan to immediately fill the vacancies created by their retirement, and the size of the Board would be reduced from 10 to 8 directors following the annual meeting.
Important Additional Information to Be Filed with the Securities and Exchange Commission
Adtalem Global Education Inc. plans to file with the Securities and Exchange Commission a definitive proxy statement with a proxy card for the election of directors nominated by its board of directors. ADTALEM GLOBAL EDUCATION INC. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION CAREFULLY IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.
Adtalem Global Education Inc., its directors and named executive officers may be deemed to be participants in the solicitation of Adtalem Global Education Inc.'s security holders in connection with its 2017 annual meeting of stockholders, which will be held on November 8, 2017. Security holders of Adtalem Global Education Inc. may obtain information regarding the names, affiliations and interests of such individuals in Adtalem Global Education Inc.'s Form 10-K for the fiscal year ending June 30, 2017 and filed with the Securities and Exchange Commission on August 24, 2017 and in Adtalem Global Education Inc.'s definitive proxy statement that was filed with the Securities and Exchange Commission on October 4, 2016. Security holders of Adtalem Global Education Inc. may also obtain additional information regarding the names, affiliations and interests of such participants by reading the definitive proxy statement in connection with Adtalem Global Education Inc.'s 2017 annual meeting of stockholders when it becomes available.

Investors and security holders will be able to obtain without charge copies of the Proxy Statement (when available) filed with the Securities and Exchange Commission by Adtalem Global Education Inc. through the website maintained by the Securities and Exchange Commission at http://www.sec.gov. Copies of the Proxy Statement (when available) filed with the Securities and Exchange Commission can also be obtained without charge by contacting Joan Walter, c/o Adtalem Global Education Inc., 3005 Highland Parkway, Downers Grove, IL 60515, or you can contact us by phone at 630-353-3800, or email at joan.walter@adtalem.com.
Forward Looking Statements
Certain statements contained in this Form 8-K and any srelated press release, including those that affect Adtalem's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as Adtalem Global Education Inc. or its management "anticipates," "believes," "estimates," "expects," "forecasts," "foresees," "intends," "plans" or other words or phrases of similar import.
Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause Adtalem's actual results to differ materially from those projected or implied by these forward-looking statements. Additional information regarding factors that could cause results to differ can be found in Adtalem's Annual Report on Form 10-K for the fiscal year ended June 30, 2017.
Item 9.01	Financial Statements and Exhibits

10.1	Letter Agreement dated October 3, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADTALEM GLOBAL EDUCATION INC.
(Registrant)

Date: October 4, 2017	By:	/s/ Gena L. Ashe
Gena L. Ashe
Senior Vice President, Chief Legal Officer
and Secretary